Exhibit 10.5

PROMISSORY NOTE

U.S. $2,500	December 31, 2003
Denver, Colorado

     FOR VALUE RECEIVED, SIN Holdings, Inc.., a Colorado corporation (the “Company”), promises to pay to the order of Desert Bloom Investments, Inc., a Nevada company (the “Lender”) at P. O. Box 370912, Denver, Colorado 80237, or at such other place as the Lender may direct, in payments as herein provided, in lawful money of the United States of America, the sum of $2,500, or so much thereof as may be advanced to or for the benefit of the Company, and interest on the unpaid balance thereof. Principal and other sums which may become due hereunder are due and payable one year from the Note Date, unless otherwise extended.

     In the event that: (a) any regularly scheduled installment payment due under the terms of this Note should not be paid within 30 days after the scheduled date for payment; (b) any other payment required under the terms of this Note shall not be made within 30 days of demand therefor; (c) any other Event of Default under this Note shall occur and the applicable cure period of ten days shall expire; (d) the Company shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or future applicable federal, state or other statue or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of any substantial part of all the properties of the Company; (e) such proceedings shall not have been dismissed within 60 days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statue or law; (f) within 60 days after the appointment without the consent of or acquiescence of the Company of any trustee, receiver or liquidator of the Company’s, or of a substantial part or all of the properties of the Company, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within 30 days after the expiration of any such stay, such appointment shall not have been vacated; or (g) any governmental authority shall take possession of any substantial part of the property of, or assume control over the affairs or the operations of the Company, this Note shall become due and be payable forthwith without any further demand, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by the Company at the option of the Lender. The failure of the Lender to exercise such option upon default shall not be taken or construed to be a waiver of the right to exercise such option for any subsequent default and the Company expressly waives presentment for payment, notice of dishonor, protest, notice of protest and diligence in collection.

     Any payment not made when due hereunder shall bear interest at the rate of 10% per annum. Cure shall restore the Company to its rights as though no default occurred.

     The Lender intends to conform strictly to the usury laws now or hereafter in force in the State of Colorado. Any interest payable under this Note shall be subject to reduction by the amount in excess of the maximum non-usurious amount allowed under the usury laws of Colorado as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (however designated) contracted for, chargeable or receivable under this Note, or any other document connected with this loan transaction, shall not exceed the maximum legal rate upon the principal balance of this Note remaining unpaid. In the event such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the undersigned or credited on the principal amount of this Note. If the Note has been prepaid, then such excess shall be rebated to the undersigned.

     At the option of the Company, payments under this Note may be made by check payable to the Lender and mailed to the Lender at its address, postage prepaid in the U.S. mails. Such payment shall be deemed made when so mailed.

     If this Note, or any part thereof is not paid at maturity, whether by acceleration or otherwise, and is placed in the hands of an attorney for collection, whether or not suit is filed hereon, or if proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings in connection with the Note, the Lender shall be entitled to reasonable attorneys’ fees incurred if the Lender prevails in such proceedings.

     This Note shall be governed by and construed, in all respects, according to the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Company has duly executed this Note in Denver, Colorado as of the date and year first above written.

“THE COMPANY”
SIN HOLDINGS, INC.

__________________________________
Steve Sinohui, President